       JOINT FILERS TO FORM 4 FILED BY SHAMROCK CAPITAL GROWTH FUND, L.P.
          WITH RESPECT TO THE CLOSING OF THE INITIAL PUBLIC OFFERING OF
                         PORTALPLAYER, INC. COMMON STOCK

(1)  Name:       Shamrock Capital Partners, L.L.C.
     ----------

     Address:    4444 Lakeside Drive,
     ----------  Burbank, CA 91505

     Signature:
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                 SHAMROCK CAPITAL PARTNERS, L.L.C.

                 By:   /s/ Stephen D. Royer
                    ----------------------------------
                    Name:  Stephen D. Royer
                    Title: Executive Vice President

(2)  Name:       Shamrock Holdings of California, Inc.
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     Address:    4444 Lakeside Drive,
     ----------  Burbank, CA 91505

     Signature:
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                 SHAMROCK HOLDINGS OF CALIFORNIA, INC.

                 By:   /s/ Stanley P. Gold
                    ----------------------------------
                    Name:  Stanley P. Gold
                    Title: President

(3)  Name:         Stanley P. Gold
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     Address:    4444 Lakeside Drive,
     ----------  Burbank, CA 91505

     Signature:
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                 STANLEY P. GOLD

                       /s/ Stanley P. Gold
                    ----------------------------------
(4)  Name:       Shamrock Holdings, Inc.
     ----------

     Address:    4444 Lakeside Drive,
     ----------  Burbank, CA 91505

     Signature:
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                 SHAMROCK HOLDINGS, INC.

                 By:   /s/ Stanley P. Gold
                    ----------------------------------
                    Name:  Stanley P. Gold
                    Title: President

(5)  Name:         Roy E. Disney
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     Address:    4444 Lakeside Drive,
     ----------  Burbank, CA 91505

     Signature:
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                 ROY E. DISNEY

                       /s/ Roy E. Disney
                 ------------------------